UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2014

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the termination of Joseph Chiarelli from his position as Chief Executive Officer of SANUWAVE Health, Inc. (the “Company”) (as more particularly described in Item 5.02 of this Current Report on Form 8-K (this “Report”)), the Employment Agreement, dated February 21, 2013, by and between the Company and Mr. Chiarelli was terminated, as of April 15, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On April 15, 2014, Joseph Chiarelli was terminated as Chief Executive Officer by the board of directors. Mr. Chiarelli is no longer associated with the Company in any employment capacity.

(c)            As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2014, the board of directors of the Company appointed Kevin A. Richardson, II, Chairman of the board of directors of the Company, to serve as Co-Chief Executive Officer of the Company and principal executive officer effective April 14, 2014. Mr. Richardson, age 45, has been Chairman of the board of directors of the Company since August 2005.

A copy of the press release by the Company announcing the executive changes is furnished with this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued by SANUWAVE Health, Inc. on April 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: April 21, 2014	By:	/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chairman of the board of directors and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by SANUWAVE Health, Inc. on April 21, 2014.